[Employee Name]
[Address]
[City, State, Zip]

RE: Grant of Stock Option

Dear [Name of Employee]:

Vail Resorts, Inc. (the "Company") is pleased to confirm, as you were advised on [date], that were granted an award of an Option on that date on the terms set forth herein. Your Option is granted pursuant to the Company's [insert applicable plan] Long Term Incentive and Share Award Plan, the terms of which are incorporated herein by reference. Capitalized terms used and not defined herein have the meanings set forth in the Plan.

1. Option Terms.

(a) Grant. On [date] (the "Grant Date"), you were granted an Option to purchase up to [Number] shares of the Company's Common Stock, having $.01 par value (the "Option Shares"), at an exercise price per Option Share equal to [Amount] (the "Exercise Price"), payable upon exercise as set forth in paragraph 3 below. Your Option will expire at the close of business on the tenth anniversary of the Grant Date (the "Expiration Date"), subject to earlier expiration in connection with the termination of your employment as provided below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(b) Exercisability/Vesting. Your Option will be exercisable only to the extent it has vested. Your Option will be vested with respect to 33-1/3% of the Option Shares (rounded to the nearest whole share) on each of the first through third anniversaries of the Grant Date, if and only if you have been continuously employed by the Company and/or its Subsidiaries from the date of this Agreement through such dates. Upon the termination of your employment for any reason, by you or by the Company and/or its Subsidiaries, with or without cause, all of your unvested options shall expire and be of no further force or effect. Any such termination shall not affect your vested options, which shall remain exercisable pursuant to paragraph 1(c) below.

(c) Exercise Upon Sale of the Company.

(i) As used in this Agreement, "Sale of the Company" shall mean the acquisition of 90% of the Company's outstanding common stock pursuant to a merger, consolidation, business combination, purchase of stock, or otherwise that is approved by the Company's Board of Directors.

(ii) In connection with the Sale of the Company, the Company may, on not less than 20 days' notice to you, provide that any portion of your vested Options which have not been exercised prior to or in connection with the Sale of the Company will be forfeited. In lieu of requiring such exercise, the Company may: (1) provide for the cancellation of the exercisable portion of your Option in exchange for a payment equal to the excess (if any) of the consideration per share of Common Stock receivable in connection with such Sale of the Company over the exercise price; and/or (2) provide for the cancellation of the non-vested portion of your Option in exchange for the creation of a cash escrow account in lieu thereof in an amount equal to the excess (if any) of the consideration per share of Common Stock receivable in connection with such Sale of the Company over the Exercise Price, which amount, plus accrued interest thereon, shall be paid to you pro rata over the time periods and in the same percentages as such canceled unvested Options would have vested in accordance with the provisions of Section 1(b) above and subject to the same termination and forfeiture provisions of Section 1(d) below and to the other terms and provisions of this Agreement.

(d) Termination of Option. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 1(a). If your employment with the Company and/or its Subsidiaries terminates for any reason, that portion of your Option that is not vested and exercisable on the date of termination of your employment shall expire and be forfeited. The portion of your Option that is vested and exercisable on the date of such termination shall, to the extent not theretofore exercised, expire on the 90th day after such date of termination.

2. Procedure for Option Exercise.

You may, at any time or from time to time, to the extent permitted hereby, exercise all or any portion of your vested portion of your Option by delivering, to the attention of the Company's General Counsel at the address set forth in paragraph 8 below, written notice to the Company accompanied by payment in full, in a manner acceptable to the Company, of an amount equal to the product of the Exercise Price and the number of Option Shares to be acquired. The Company may delay effectiveness of any exercise of your Option for such period of time as may be necessary to comply with any legal or contractual provisions to which it may be subject relating to the issuance of its securities, it being understood that such exercise shall be effective immediately upon completion of such compliance notwithstanding the occurrence of the Expiration Date.

3. Option Not Transferable.

Your Option is personal to you and is not transferable by you, other than by will or by the laws of descent and distribution. During your lifetime, only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or by the laws of intestate succession.

4. Conformity with Plan.

Your Option is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan, the terms and conditions of which are incorporated herein by reference. Any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the Plan. By executing and returning a copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all the terms of this Agreement and the Plan.

5. Rights of Participants.

Nothing in this Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate your employment at any time (with or without cause), or confer upon you any right to continue in the employ of the Company and/or its Subsidiaries for any period of time or to continue to receive your current (or other) rate of compensation. Nothing in this Agreement shall confer upon you any right to be selected to receive additional awards under the Plan or otherwise.

6. Withholding of Taxes.

The Company may, if necessary or desirable, withhold from any amounts due and payable to you by the Company or a Subsidiary (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company or Subsidiary with respect to the issuance or exercise of your Option, and the Company may defer such issuance or exercise unless indemnified by you to its satisfaction against the payment of any such amount.

7. Adjustments.

In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of your rights under this Option, then the Committee shall make such equitable changes or adjustments as it deems appropriate and adjust, in such manner as it deems equitable, any or all of: (i) the number and kind of Shares, other securities or other consideration issued or issuable with respect to this Option; and (ii) the exercise price of this Option.

8. Notice.

Any notice required or permitted to be given to the Company under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Company as follows:

If by mail:                              Vail Resorts, Inc.
Post Office Box 7
Vail, Colorado 81658
Attention: General Counsel

If by hand delivery:             Vail Resorts, Inc.
137 Benchmark Road
Avon, Colorado 81620
Attention: General Counsel

9. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without reference to the principles of conflict of laws.

[Signature Page Follows]

To confirm your understanding and acceptance of the terms and provisions set forth in this Agreement, please execute the extra copy of this Agreement in the space below and return it to the attention of the Company's General Counsel at the address set forth in paragraph 8 above.

Very truly yours,

VAIL RESORTS, INC.

By: _____________________
Name: ___________________
Title: ____________________

The undersigned hereby acknowledges that he or she has read this Agreement and has received a copy of the Plan and hereby agrees to be bound by all the provisions set forth in this Agreement and in the Plan.

_________________________________
[Name of Employee]
Date: _____________________________